EXHIBIT 99.1

Lexaria Bioscience Launches ChrgD+

Kelowna, British Columbia – November 13, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces the launch of ChrgD+, a water-soluble, ready-mix hemp supplement powder packet formulation designed to be added to any drink, in any location, creating many innovative-use applications.

ChrgD+

CONTAINS 6 INDIVIDUAL SERVINGS
ChrgD+
HERBAL SUPPLEMENT
Powered by
Lexaria
Contains 20mg CBD (Cannabidiol) per packet
6-0.07 OZ (2g) PACKETS/NET WT. 0.4 OZ (12g)

Charge up any beverage! Add ChrgD+ to your favorite drink, hot or cold, to get the benefits of highly bioavailable CBD. Packaged in convenient easy-tear pouches so you can take charge anywhere!

Powered by
Lexaria

chrgd.life

Consistent with other Lexaria formulations, ChrgD+ incorporates multi-spectrum hemp oil processed using the Company’s patented DehydraTECHTM technology, allowing effective delivery of hemp oil into any existing beverage, hot or cold. At just 2 grams per pouch, ChrgD+ packets can be carried discreetly in a shirt pocket or purse, and consumed anywhere in your preferred soft drink, coffee or energy drink with individual servings. ChrgD+ is nearly flavorless and odorless, offering minimal impact to your already-favorite beverage other than a delightful food-grade pearlescent sparkle effect to remind you that you are getting ChrgD+.

“This new delivery format is truly unique in its performance,” said Chris Bunka, CEO of Lexaria Bioscience. “It’s a simple way to add a multi-spectrum powdered hemp supplement to your favorite beverage at any time and enjoy its fast-acting, non-altered taste with no oily residue. Lexaria’s ChrgD+ product format is being evaluated by others for use in their psychoactive cannabinoids products sector as per our proven track record as a technology provider to the industry.”

Lexaria engaged Cultivating Wellness Inc, a California-based brand development and distribution company, to create the ChrgD+ premium brand. Cultivating Wellness’ distribution network reaches tens of thousands of retail buyers in c-stores, grocery chains, specialty retail, and national accounts.

“Building a brand is just the first step in our relationship,” said Lisa Hannah, President of Cultivating Wellness. “Now that ChrgD+ has been launched, we’re turning our attention to distributing the product through our growing nationwide distribution network. We are very excited to see how the marketplace responds to this hemp-based wellness product!”

Lexaria’s laboratory has incubated several innovative product concepts that leverage the proven performance of the DehydraTECHTM technology, which has received multiple patents for the delivery of both psychoactive and non-psychoactive cannabinoids; nicotine; vitamins, and certain pain relievers.

For information about distributing ChrgD+, email: orders@cultivatingwellness.co.

Come visit Lexaria at the Las Vegas MJBiz Conference November 14-16, booth 3227.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has eight patents granted in the USA and in Australia and has filed over 50 patent applications worldwide across ten patent families. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(778) 796-1897

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company’s public announcements and filings. There is no assurance that existing capital is sufficient for the Company’s needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact as can any results that cannot be reproduced in subsequent testing. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). TurboCBDTM, Chrgd+, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.